                                                                      Exhibit 15

     Independent Registered public accounting firm's Acknowledgement Letter

To the Members and Board of Managers of
Excelsior Venture Partners III, LLC

We are aware of the use of our report dated June 11, 2004 relating to the unaudited financial statements and financial highlights of Excelsior Venture Partners III, LLC for the three-month and six-month periods ended April 30, 2004, which are included in this Form 10-Q (No. 000-29665).

                                                  ERNST & YOUNG LLP

Boston, Massachusetts
June 14, 2004